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                                                                 EXHIBIT 23.1



To the Board of Directors
of Big 5 Corp.:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG PEAT MARWICK LLP

                                                    KPMG Peat Marwick LLP


Los Angeles, California
December 23, 1997